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                                                                       Exhibit 2

            Amendment No. 1 to Amended and Restated Rights Agreement
            --------------------------------------------------------

         This Amendment No. 1 to the Amended and Restated Rights Agreement (the "Amendment") is entered into as of January 26, 2001, between Wendy's International, Inc. (the "Company") and American Stock Transfer and Trust Company (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to an Amended and Restated Rights Agreement, dated as of December 8, 1997 (the "Amended and Restated Rights Agreement");

         WHEREAS, the Company and the Rights Agent desire to amend the Amended and Restated Rights Agreement on the terms and conditions hereinafter set forth; and

         WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Amended and Restated Rights Agreement, as amended by this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. RIGHTS CERTIFICATES. Section 3(c) of the Amended and Restated Rights Agreement is amended by adding the words ", as amended by Amendment No. 1, dated as of January 26, 2001" after the words "dated as of December 8, 1997."

         2. REDEMPTION AND TERMINATION. Section 24 of the Amended and Restated Rights Agreement is amended by deleting subsection 24(a)(iii) in its entirety.

         3. SUPPLEMENTS AND AMENDMENTS. Section 27 of the Amended and Restated Rights Agreement is amended by deleting the last sentence thereof.

         4. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State.

         6. OTHER TERMS UNCHANGED. The Amended and Restated Rights Agreement, as amended by this Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Amended and Restated Rights Agreement after the date first set forth above shall be deemed to be a reference to the Amended and Restated Rights Agreement, as amended by this Amendment.

         7. EFFECTIVE TIME. This Amendment shall be effective as of 12:01 a.m. on January 29, 2001.

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         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

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Attest:                                                         WENDY'S INTERNATIONAL, INC.


By:          /s/ Dana Klein                                     By:       /s/ Kerrii B. Anderson
             -------------------------------------------                  -------------------------------------------
Name:        Dana Klein                                         Name:     Kerrii B. Anderson
Title:       Assistant Secretary                                Title:    Executive Vice President &
                                                                          Chief Financial Officer

Attest:                                                         AMERICAN STOCK TRANSFER AND TRUST COMPANY


By:          /s/ Susan Silber                                   By:       /s/ Herbert J. Lemmer
             -------------------------------------------                  -------------------------------------------
Name:        Susan Silber                                       Name:     Herbert J. Lemmer
Title:       Assistant Secretary                                Title:    Vice President
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